Exhibit (A)(6)

                          KEMPER NEW EUROPE FUND, INC.

                             ARTICLES OF AMENDMENT
          CHANGING NAME OF CORPORATION PURSUANT TO SECTION 2-605(A)(1)


         Kemper New Europe Fund, Inc., a Maryland corporation (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Article SECOND of the Charter of the Corporation is hereby amended to read as follows:

                  "SECOND: The name of the Corporation is Scudder New Europe Fund, Inc. (the "Corporation")."

         SECOND: A majority of the entire Board of Directors of the Corporation, acting at a meeting duly called and held on May 23, 2001, adopted resolutions amending the Charter of the Corporation as described above. The amendment is limited to a change expressly authorized by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

         THIRD: These Articles of Amendment shall become effective at 12:01 a.m. EDT on May 29, 2001.

         IN WITNESS WHEREOF, Kemper New Europe Fund, Inc. has caused these Articles of Amendment to be signed and acknowledged in its name and on its behalf by its President and attested by its Secretary on the 23rd day of May, 2001; and its President acknowledges that these Articles of Amendment are the act of the Corporation, and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all materials respects to the best of his knowledge, information and belief, and that this statement is made under the penalties of perjury.

ATTEST:                                         KEMPER NEW EUROPE FUND, INC.

By:  /s/Maureen Kane                            /s/Mark S. Casady
    ------------------                          -----------------
    Maureen Kane                                Mark S. Casady
    Secretary                                   President